UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 18, 2011

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

George W. Buckley, Chairman, President and Chief Executive Officer, has adopted a prearranged trading plan, effective May 18, 2011, in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, and 3M Company’s policies with respect to insider sales.

Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not in possession of material non-public information.  Such programs provide for regular selling of a predetermined, fixed number of company shares in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. Buckley’s plan contemplates the sale of up to a maximum of 350,272 shares of 3M common stock (acquired through stock option exercises) through July 21, 2011, but only if the stock meets the minimum price thresholds as specified in the plan.  Assuming all transactions execute, Mr. Buckley would remain above the minimum stock ownership thresholds established by the Company.  Any transactions under the plan will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 18, 2011